UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

HEMISPHERE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard

Suite 650

Coral Gables, FL 33146

(Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HMTV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Amended and Restated Employment Agreements

On November 12, 2020 (the “Effective Date”), Hemisphere Media, Group, Inc. (the “Company”) entered into an amended and restated employment agreement with each of Mr. Sokol (the “Sokol Agreement”) and Mr. Fischer (the “Fischer Agreement”).

Alan J. Sokol

Pursuant to the Sokol Agreement, Mr. Sokol will continue to serve as the Chief Executive Officer and President of the Company for a term beginning on July 1, 2020 until June 30, 2023, which term will be automatically extended for one year on each anniversary of the expiration date (subject to earlier termination as described below). Under his employment agreement, Mr. Sokol’s annual base salary will be $1,200,000. Within 30 days after the execution of the Sokol Agreement, the Company will pay to Mr. Sokol an amount equal to the product of (i) the difference between $1,200,000 and Mr. Sokol’s base salary as of June 30, 2020 and (ii) a fraction, the numerator of which is the number of calendar days between July 1, 2020 and the date on which Mr. Sokol will have executed the Sokol Agreement, and the denominator of which is 365. Mr. Sokol will continue to be entitled to receive an annual bonus each year based on the attainment of a certain percentage of the Company’s performance goals, with a target annual bonus of 100% of base salary based upon the achievement of 100% of performance goals, a minimum bonus of 50% of base salary based on the achievement of 80% of performance goals, and a maximum bonus of 150% of base salary based on the achievement of at least 110% of performance goals. The actual annual bonus in any calendar year will be determined based on linear interpolation between the minimum performance goals and the target performance goals and the target performance goals and the maximum performance goals.

The Sokol Agreement also provides that the Company will pay to Mr. Sokol’s attorneys all reasonable attorneys’ fees incurred in connection with the amendment and restatement of the Sokol Agreement. In addition, the Company will pay the premiums for life and accidental death and dismemberment insurance for the benefit of Mr. Sokol, with an aggregate face value of $5 million, that are transferable to Mr. Sokol upon his termination.

Under the Sokol Agreement, if Mr. Sokol’s employment is terminated by the Company without “cause,” by Mr. Sokol for “good reason,” or due to the Company’s election not to renew the Sokol Agreement, Mr. Sokol will be entitled to: (i) an amount equal to the sum of his base salary and target bonus and (ii) a prorated amount of the actual annual bonus he would have received had he remained employed through the end of the year of his termination. If Mr. Sokol’s employment is terminated by the Company without “cause” or by Mr. Sokol for “good reason,” in each case within 60 days before, or 12 months following, a “change in control,” Mr. Sokol will be entitled to: (i) an amount equal to two times the sum of his base salary and target bonus, and (ii) a prorated amount of the target bonus he would have been eligible to receive in the year of his termination. If Mr. Sokol’s employment is terminated due to the Company’s election not to renew the Sokol Agreement following a change in control, Mr. Sokol will be entitled to: (i) an amount equal to one and one-half times the sum of his base salary and target bonus, and (ii) a prorated amount of the target bonus he would have been eligible to receive in the year of his termination. In addition to the payments set forth above, upon the termination of Mr. Sokol’s employment without “cause” or for “good reason,” by reason of death or disability, or the expiration of the term of the Sokol Agreement, Mr. Sokol will be entitled to (i) any earned or accrued amounts that remain unpaid as of his termination and (ii) reimbursements for COBRA premiums that Mr. Sokol incurs as a result of his (or his eligible dependents’) election to continue participating in the Company’s medical and dental plans following his termination for a period of (x) 12 months, if such termination occurs prior to a “change in control,” or (y) 18 months, if such termination occurs following a “change in control,” but in each case only until Mr. Sokol enrolls in the medical and dental plans offered by a subsequent employer. The payments and benefits set forth above are subject to Mr. Sokol’s and the Company’s execution of a mutual release of claims. During employment and for a one-year period thereafter, Mr. Sokol is subject to a non-compete, non-solicit, and non-interference covenant. The Sokol Agreement also contains customary nondisclosure, intellectual property, and nondisparagement covenants.

The foregoing summary of certain terms of the Sokol Agreement is qualified in its entirety by reference to the fully executed agreement, attached as Exhibit 10.1 hereto.

Craig D. Fischer

Pursuant to the Fischer Agreement, Mr. Fischer will continue to serve as the Chief Financial Officer of the Company for a term beginning on July 1, 2020 until June 30, 2023, which term will be automatically extended for one year on each anniversary of the expiration date (subject to earlier termination as described below). Under his employment agreement, Mr. Fischer’s annual base salary will be $650,000. Within 30 days after the execution of the Fischer Agreement, the Company will pay to Mr. Fischer an amount equal to the product of (i) the difference between $650,000 and Mr. Fischer’s base salary as of June 30, 2020 and (ii) a fraction, the numerator of which is the number of calendar days between July 1, 2020 and the date on which Mr. Fischer will have executed the Fischer Agreement, and the denominator of which is 365. Mr. Fischer will have a target annual bonus of 100% of base salary based upon the achievement of 100% of performance goals, a minimum bonus of 50% of base salary based on the achievement of 80% of performance goals and a maximum bonus of 110% of base salary based on the achievement of at least 110% of performance goals. The actual annual bonus in any calendar year will be determined based on linear interpolation between the minimum performance goals and the target performance goals and the target performance goals and the maximum performance goals.

The Fischer Agreement also provides that the Company will reimburse Mr. Fischer for all of his reasonable attorneys’ fees incurred in connection with the amendment and restatement of the Fischer Agreement, up to a maximum of $5,000. The Fischer Agreement also provides that the Company will pay the premiums for life and accidental death and dismemberment insurance for the benefit of Mr. Fischer, with an aggregate face value of $3 million, that are transferable to Mr. Fischer upon his termination. In addition, if at any time Mr. Fischer’s accrued but unused vacation exceeds eight weeks, the excess accrued vacation days over eight weeks will be paid out to Mr. Fischer in cash on the final regular payroll date in the calendar quarter in which the excess accrued.

Under the Fischer Agreement, if Mr. Fischer’s employment is terminated by the Company without “cause” or by Mr. Fischer for “good reason,” Mr. Fischer will be entitled to: (i) an amount equal to the sum of his base salary and target bonus and (ii) a prorated amount of the actual annual bonus he would have received had he remained employed through the year of his termination. If Mr. Fischer’s employment is terminated by the Company without “cause” or by Mr. Fischer for “good reason,” in each case within 60 days before, or 12 months following, a “change in control,” Mr. Fischer will be entitled to: (i) an amount equal to two times the sum of his base salary and target bonus, and (ii) a prorated amount of the target bonus he would have been eligible to receive in the year of his termination. If Mr. Fischer’s employment is terminated due to the Company’s election not to renew the Fischer Agreement following a “change in control,” Mr. Fischer will be entitled to: (i) an amount equal to one and one-half times the sum of his base salary and target bonus, and (ii) a prorated amount of the target bonus he would have been eligible to receive in the year of his termination. If Mr. Fischer’s employment is terminated due to the Company’s election not to renew the Fischer Agreement prior to a “change in control,” Mr. Fischer will be entitled to: (i) base salary continuation for six months, and (ii) a prorated amount of the actual annual bonus he would have received had he remained employed through end of the year of his termination. In addition to the payments set forth above, upon the termination of Mr. Fischer’s employment without “cause” or for “good reason,” by reason of death or disability, or the expiration of the term of the Fischer Agreement, Mr. Fischer will be entitled to: (i) any earned or accrued amounts that remain unpaid as of his termination and (ii) reimbursements for COBRA premiums that Mr. Fischer incurs as a result of his (or his eligible dependents’) election to continue participating in the Company’s medical and dental plans following his termination for a period of (x) 12 months, if such termination occurs prior to a “change in control,” or (y) 18 months, if such termination occurs following a “change in control,” but in each case only until Mr. Fischer enrolls in the medical and dental plans offered by a subsequent employer. The payments and benefits set forth above are subject to Mr. Fischer’s and the Company’s execution of a mutual release of claims.

During employment and for a one-year period thereafter, Mr. Fischer is subject to a non-compete, non-solicit, and non-interference covenant. The Fischer Agreement also contains customary nondisclosure, intellectual property, and nondisparagement covenants.

The foregoing summary of certain terms of the Fischer Agreement is qualified in its entirety by reference to the fully executed agreement, attached as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement, dated as of November 12, 2020, by and between Hemisphere Media Group, Inc. and Alan J. Sokol
10.2	Amended and Restated Employment Agreement, dated as of November 12, 2020, by and between Hemisphere Media Group, Inc. and Craig D. Fischer
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: November 17, 2020	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
Executive Vice President, Chief Legal Officer and Corporate Secretary